UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2014

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CLEAR CHANNEL CAPITAL I, LLC
(Exact name of registrant as specified in its charter)
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Delaware	333-158279-36	27-0263715
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Clear Channel Outdoor Holdings, Inc. (“CCOH”) is an indirect, non-wholly owned subsidiary of Clear Channel Communications, Inc. (“CCU”), which is a wholly owned subsidiary of Clear Channel Capital I, LLC.  Consistent with its previous disclosure, on August 11, 2014, CCOH (i) demanded repayment of $175 million outstanding under that certain Revolving Promissory Note (the “Due from CCU Note”) dated November 10, 2005 (as amended by the First Amendment entered into on December 23, 2009 and the Second Amendment entered into on October 23, 2013) between CCU, as maker, and CCOH, as payee, and (ii) concurrently paid a special cash dividend in an aggregate amount equal to $175 million (or $0.4865 per share) to its Class A and Class B stockholders of record at the close of business on August 4, 2014, including Clear Channel Holdings, Inc., an indirect subsidiary of CC Media Holdings, Inc., the parent company of CCU and CCOH (“CCMH”), and CC Finco, LLC, an indirect subsidiary of CCMH.  CCOH’s Class A common stock is anticipated to go “Ex” the dividend of $0.4865 per share beginning on August 12, 2014, reflecting the payment of the dividend.  Following satisfaction of the demand, the balance outstanding under the Due from CCU Note was reduced by $175 million.  As of June 30, 2014, the outstanding balance of the Due from CCU Note was $950.2 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL CAPITAL I, LLC

Date: August 11, 2014	By:	/s/ Hamlet T. Newsom Jr.
Hamlet T. Newsom Jr.
Vice President, Associate General Counsel and
Assistant Secretary